UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	IHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On June 30, 2021, David T. Kettig, President, Chief Operating Officer and a director of the Company, resigned from all three positions with the Company.

On June 30, 2021, the Board of Directors of the Company unanimously voted to appoint Teresa A. Herbert to succeed Mr. Kettig as the Company’s President, effective July 1, 2021. Ms. Herbert resigned from her position as the Chief Financial Officer and Senior Vice President of the Company effective June 30, 2021.

Ms. Herbert, age 59, served as the Chief Financial Officer and Senior Vice President of the Company for more than the past five years until her resignation on June 30, 2021.  Ms. Herbert has served as the Vice President -Finance and Treasurer of Geneve Holdings, Inc., the ultimate parent of the Company, for more than the past five years. For more than the past five years until its dissolution, she served as the Chief Financial Officer and Senior Vice President of American Independence Corp., a former majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016 (“AMIC”), and as a director of AMIC from March 2011 to August 2016.  Since 2016, she has served as a director of Standard Security Life Insurance Company of New York and Independence American Insurance Company, each of which are subsidiaries of the registrant.  Since June 2019, she has served as an independent non-executive member of the board of directors of AVANGRID, Inc., a diversified energy and utility company with principal offices in New Haven, Connecticut that is the successor-in-interest by merger to UIL Holdings Corporation, and as a member of the Audit and Compliance Committee of AVANGRID since July 2019.

Ms. Herbert’s annual base salary for 2021 increased from $326,474 to $359,121.  In addition, Ms. Herbert received a bonus in the amount of $500,000.  Other than the foregoing, the Company has not entered into, amended, or modified any plan, contract, arrangement, grant, or award in connection with the Board’s appointment of Ms. Herbert as President. In addition, there are no transactions and no proposed transactions between Ms. Herbert (or any member of her immediate family) and the Company (or any of its subsidiaries) requiring disclosure under Item 404(a) of Regulation S-K, nor is she a party to any arrangement or understanding with any other person pursuant to which she was selected as an officer.

On June 30, 2021, the Board unanimously voted to appoint Colleen P. Maggi to succeed Ms. Herbert as the Company’s Chief Financial Officer, effective July 1, 2021, and appointed her a Corporate Vice President. Effective June 30, 2021, Ms. Maggi, age 57, resigned from her position as the Controller and Vice President of the Company, which she held for more than the past five years.  Ms. Maggi has not held any directorship positions.

The Company’s existing Officer Employment Agreement, dated as of May 20, 2011, with Ms. Maggi remains in full force and effect.  Under the terms of Ms. Maggi’s employment agreement, her annual base salary for 2021 is $217,754 and she may be paid a periodic bonus in the Company’s sole and absolute discretion.  Under the employment agreement, if Ms. Maggi’s employment by the Company or its affiliate were to cease under certain circumstances, Ms. Maggi would be entitled to receive a severance amount equal to the result of dividing (A) the average aggregate cash compensation (base salary plus any bonuses plus the cash cost of the perquisites incident to her employment) received by Ms. Maggi during the preceding five completed calendar years by (B) twelve.  The severance period is the longer of: (i) twelve months; and (ii) the number of months equal to the aggregate number (not necessarily continuous) of completed years of service as an employee of the Company and its affiliates, not to exceed twenty-four months.  The circumstances under which such severance would be paid are (i) discharge by the Company of Ms. Maggi without “cause” (defined as Ms. Maggi’s refusal to perform her duties; material failure to follow the Company’s material policies; breach of the non-compete, non-solicit, confidentiality, proprietary rights and non-disparagement covenants in her employment agreement; or conviction of a felony or commission of financial or financial or accounting fraud), or (ii) her resignation for “good reason” (defined as the Company’s breach of a material provision of the employment agreement; a diminution in responsibility; non-renewal of her employment agreement; and the occurrence of a non-qualifying change in control). The initial term of Ms. Maggi’s employment is two years from the date of the employment agreement, and automatically renews for successive two-year periods unless one hundred twenty days’ prior written notice of non-renewal is given by either party to the other party.

The Company has not entered into, amended, or modified any plan, contract, arrangement, grant, or award in connection with the Board’s appointment of Ms. Maggi as Chief Financial Officer. In addition, there are no transactions and no proposed transactions between Ms. Maggi (or any member of her immediate family) and the

Company (or any of its subsidiaries) requiring disclosure under Item 404(a) of Regulation S-K, nor is she a party to any arrangement or understanding with any other person pursuant to which she was selected as an officer.

On June 30, 2021, the Board unanimously voted to elect Vincent Furfaro as a director of the Company, effective July 1, 2021, to fill the vacancy left by Mr. Kettig’s departure.  Mr. Furfaro will hold such position until the next annual meeting of shareholders.

The Company has not entered into, amended, or modified any material plan, contract, arrangement, grant, or award in connection with the Board’s election of Mr. Furfaro as a director, and the Board has not taken any action with respect to the appointment of Mr. Furfaro to any Board committees.  There are no transactions or proposed transactions between Mr. Furfaro (or any member of his immediate family) and the Company (or any of its subsidiaries) requiring disclosure under Item 404(a) of Regulation S-K, nor is he a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

The Company’s press release announcing the resignation of Mr. Kettig, the appointments of Ms. Herbert and Ms. Maggi, and the election of Mr. Furfaro is attached as Exhibit 99.1 to this Current Report.

Item 7.01.Regulation FD Disclosure.

On June 30, 2021, IHC issued a news release announcing the completion of the sale of its controlling interest in PetPartners, Inc., a copy of which is attached as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

99.1 Press Release

Forward-looking Statements

Certain statements and information contained in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of the federal securities laws such as statements relating to management’s views with respect to future events and financial performance. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “shall,” “would” other words of similar meaning, derivations of such words and the use of future dates. Such forward-looking statements are predictions and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: June 30, 2021	By:	/s/ Teresa A. Herbert
Name: Teresa A. Herbert
Title: Senior Vice President and Chief Financial Officer

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

IHC ANNOUNCES THE COMPLETION OF THE SALE OF ITS CONTROLLING INTEREST IN PETPARTNERS, INC.

Stamford, Connecticut, June 30, 2021. Independence Holding Company (NYSE: IHC) today announced that it has completed the sale of its 85% interest in PetPartners, Inc. (“PPI”) to Iguana Capital, Inc. (“Iguana Capital”), an investment company specifically formed to facilitate this transaction.

As previously announced on May 17, 2021, IHC and its subsidiaries agreed to sell to Iguana Capital a controlling interest in IHC’s pet division, through IHC’s 85% interest in PPI and all of the stock of Independence American Holdings Corp. (“IAHC”), which owns all of the stock of Independence American Insurance Company (“Independence American”). The transaction was structured as two separate purchase agreements with independent conditions and closing dates.  In aggregate for both deals, IHC will receive 70% of the consideration in cash, or approximately $265 million, and will receive 30% of the stock of Iguana Capital.

The PPI sale transaction closed today. The closing of the acquisition of IAHC and Independence American is expected later this year and is subject to customary closing conditions, including applicable regulatory approvals, one of which is the approval of the Delaware Insurance Department.

As part of the transaction, David T. Kettig will resign from his position as President, Chief Operating Officer and a director of IHC, effective as of June 30, 2021, and will join Iguana Capital as its Chief Executive Officer. Teresa A. Herbert will become President of IHC and Colleen P. Maggi will become Chief Financial Officer of IHC, effective July 1, 2021.  Vincent Furfaro, Senior Vice President, will serve as a director and fill the vacancy left by Mr. Kettig’s departure until the next annual meeting of IHC shareholders.

“On behalf of IHC, I want to thank David for his many significant contributions to IHC over his approximately 30 years with IHC,” said Roy T.K. Thung, IHC’s Chief Executive Officer and Chairman of the Board.  “David played an integral role and was instrumental in positioning the Company for success as we executed our strategic vision, and we are pleased that he will be CEO of Iguana Capital where we will continue to own a 30% interest.”

About Independence Holding Company

Through our subsidiaries, Independence Holding Company (NYSE: IHC) underwrites and distributes health, group disability and life, New York State DBL and paid family leave, and pet insurance. IHC underwrites policies in all 50 states, Washington D.C., Puerto Rico and the U.S. Virgin Islands through our three carriers: Independence American Insurance Company, Standard Security Life Insurance Company of New York (“Standard Security Life”) and Madison National Life

Insurance Company, Inc. We also distribute products nationally through multiple channels, including our agencies, call centers, advisors, direct and affinity relationships, Web Broker, and web properties, including www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; www.petplace.com; and www.inxscloud.com. As previously announced, IHC entered into a stock purchase agreement to sell all of the issued and outstanding capital stock of Standard Security Life and separately entered into a stock purchase agreement to sell all of the capital stock of Independence American Holdings Corp., which includes Independence American Insurance Company and other assets of IHC’s pet business, both subject to regulatory approval. To learn more visit https://ihcgroup.com/.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward- looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.